INTERMEDIATE MUNICIPAL TRUST


                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                  July 15, 1997




EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

       RE:    Form 24f-2 for INTERMEDIATE MUNICIPAL TRUST
                  1933 Act File No. 2-98237
                  1940 Act File No. 811-4314

Dear Sir or Madam:

         Pursuant to the provisions of Rule 24f-2 of the Investment Company Act of 1940, I enclose Form 24f-2 for Intermediate Municipal Trust. This filing has been filed electronically via EDGAR.

         Since the aggregate redemption proceeds of redeemed securities exceeded the aggregate sales price of securities sold during the period for which the Form 24f-2 is filed, an additional filing fee pursuant to Rule 24f-2(c) has not been filed.

         As required by Rule 24f-2(b), a conformed opinion of counsel has been electronically filed herewith which indicates whether the securities, the registration of which this Form makes definite in number, were legally issued, fully paid and non-assessable.

                                                      Very truly yours,



                                                      /s/ Matthew S. Hardin
                                                      Matthew S. Hardin
                                                      Assistant Secretary

Enclosures

cc:      Matthew G. Maloney, Esquire
         Linda L. Banas